Exhibit 5.1
                       CONSENT OF INDEPENDENT ACCOUNTANTS

The Sponsors and Trustee of
Municipal Investment Trust Fund--Insured Series--401, Defined Asset Funds

We consent to the use in this Post-Effective Amendment No. 1 to Registration Stateme nt No. 333-65309 of our opinion dated January 13, 2000 appearing in the Prospectus, which is part of such Registration Statement, and to the reference to us under the heading "Miscellaneous--Auditors" in such Prospectus.

DELOITTE & TOUCHE LLP
New York, N.Y.
January 19, 2000